SEC File No. 333-252306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT

Applied Energetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3812	77-0262908
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

P 520. 628-7415
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Gregory J. Quarles

Chief Executive Officer

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

C 201 563-2263

(Name, address, and telephone of agent for service)

Copies to:

Mary P. O’Hara

Masur Griffitts Avidor LLP

65 Reade Street

New York, NY 1007

(212) 209-5483

(Approximate date of commencement of proposed sale to the public) As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class to be registered	Amount to be registered (1)	Proposed Maximum Offering price per share (2)	Proposed maximum offering price (2)	Amount of registration fee (3)
Common stock, $.001 par value	26,888,174	$.33	$8,873,097.42	$968.05

(1)	Pursuant to rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminable number of shares as may be issuable as a result of stock split, stock dividends, or similar transactions.

(2)	The Proposed Maximum Offering Price per Share is estimated solely for the purpose of determining the registration fee as required by Rule 457(o) under the Securities Act. This is not any indication of the price at which shares may be sold hereunder which is expected to be determined at the market for sales by selling stockholders.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Applied Energetics, Inc. is filing this Amendment No.1 (the “Amendment”) to its Registration Statement on Form S-1, File No. 333- 252306 (the “Registration Statement”), as an exhibits only filing to file a corrected version of Exhibit 5.1. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, the Exhibit Index contained in Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the refiled Exhibit 5.1. The preliminary prospectus has not changed and has been omitted from this Amendment

Item 16. Exhibits and Financial Statement Schedules:

Exhibits:

EXHIBIT NUMBER	DESCRIPTION
2.1	Amended and Restated Plan and Agreement of Merger entered into as of March 17, 2004, by and among U.S. Home & Garden, Inc. (“USHG”), Ionatron Acquisition Corp., a wholly-owned subsidiary of USHG, Robert Kassel (for purposes of Sections 5.9, 6.2(d), 6.2(j), 9.4 and 10.10 only), Fred Heiden (for purposes of Section 9.4 only), and Ionatron, Inc. and Robert Howard, Stephen W. McCahon, Thomas C. Dearmin and Joseph C. Hayden (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on March 24, 2004).
3.1	Certificate of Incorporation, as amended, (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-KSB for the fiscal year ended June 30, 1995).
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on April 29, 2004 (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-Q for the quarterly period ended March 31, 2004).
3.3	Certificate of Elimination of the 10% Series A Convertible Preferred Stock of the Registrant (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on October 28, 2005).
3.4	Certificate of Designation of the 6.5% Series A Redeemable Convertible Preferred Stock of the Registrant (incorporated by reference to the comparable exhibit filed with the Registrant’s 8-K filed with the SEC on October 28, 2005).
3.5	Certificate of Ownership and Merger of Applied Energetics, Inc. into Ionatron, Inc. (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on February 20, 2008).
3.6	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant’s Form 10-Q for the Quarter ended June 30, 2007).
3.7	Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 10, 2007. (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 17, 2019).
4.1	Form of certificate evidencing Common Stock, $.001 par value, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-38483)).
5.1	Opinion of Masur Griffitts Avidor LLP
10.1	2018 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2018).
10.2	Consulting and Advisory Services Agreement, effective as of February 15, 2019, by and between the Registrant and WCC Ventures, LLC (incorporated by reference to Exhibit 99 to Form 8-K filed with the SEC on February 22, 2019).
10.3	Advisory Board Agreement by and between registrant and Christopher Donaghey (Previously filed).
10.4	Executive Employment Agreement, dated as of April 18,2019, by and between the Registrant and Gregory J. Quarles (Previously filed).
10.5	Scientific Advisory Board Agreement, by and between the Registrant and Charles Hale (Previously filed.)
10.6	Consulting Agreement, by and between the Registrant and SWM Consulting, LLC (incorporated by reference to comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on May 31, 2019)
10.7	Asset Purchase Agreement, by and between the Registrant and Applied Optical Sciences, Inc. LLC (incorporated by reference to comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on May 31, 2019)
10.8	Contract/Order for Supplied and Services with the Department of the Army, dated as of March 3, 2020 (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2019).
21	Subsidiaries (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2006)
23.1	Consent of RBSM LLP (Previously filed.)
99.1	Compensation Committee Charter (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2010)
99.2	Corporate Governance and Nominating Committee Charter (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2009)
99.3	Audit Committee Charter (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2009)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on the 27th day of January, 2021.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated:

Name/Signature	Title	Date

/s/ Gregory J. Quarles	Chief Executive Officer, President, Principal Financial Officer and Director	January 27, 2021
Gregory J. Quarles

/s/ Bradford T. Adamczyk	Chairman and Director	January 27, 2021
Bradford T. Adamczyk

/s/ Jonathan Barcklow	Vice President and Secretary and Director	January 27, 2021
Jonathan Barcklow

/s/ John Schultz	Director	January 27, 2021
John Schultz

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